Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

BETWEEN

DIEGO PELLICER WORLDWIDE, INC.

AND

NELLO GONFIANTINI III

This Amendment No. 1 to Employment Agreement (the "Amendment") is dated as of this 15th day of February, 2019 and amends the Employment Agreement dated as of February 8, 2017 (collectively, the "Employment Agreement"), by and between DIEGO PELLICER WORLDWIDE, INC. ("Diego") and NELLO GONFIANTINI III ("Executive"). Unless otherwise defined herein, all capitalized terms used shall have the meaning ascribed to them in the Employment Agreement. In consideration of the foregoing, and other good and valuable consideration, including Executive's continued employment with Diego, the receipt and sufficiency of which are hereby acknowledged, Executive and Diego hereby agree as follows:

I.	AMENDMENTS TO AGREEMENT

Section I "Term" is hereby amended by deleting: "January 31, 2022" and by inserting "February 7, 2024" in the place of such deleted text.

Section 4 "Compensation a. Base Salary" is hereby amended by deleting: "Ninety Thousand Dollars ($90,000)" and by inserting "One Hundred Eighty Thousand Dollars($!80,000)" in place of such deleted text.

Section 4 "Compensation (c) Equity Incentive Compensation" is hereby amended by deleting the phrase "seven and one-half(7.5%) percent," in this paragraph and by inserting the phrase "nine (9%) percent, which calculation shall not include shares purchased by the Executive with cash nor securities issued to the Executive in lieu of salary cash payments", in place of such deleted text.

Section 4 "Compensation (c) Equity Incentive Compensation, (ii)(y)" is hereby amended by deleting the phrase "one-half (0.5%) percent" in this paragraph and by inserting the phrase "two (2%) percent" in place of such deleted text.

II.	GENERAL PROVISIONS.

All other terms and conditions of the Employment Agreement that have not been specifically amended herein shall remain in full force and effect. This Amendment, together with the Employment Agreement, contains all of the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment or the Employment Agreement not expressly set forth in this Amendment or the Employment Agreement are of no force or effect. Any waiver, alteration or modification of any of the terms of this Amendment shall be valid only if made in writing and signed by both parties hereto. This Amendment may be executed in up to two counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

[signatures on following page]

1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

DIEGO PELLICER WORLDWIDE, INC.	EXECUTIVE:

By: /s/ Ron Throgmartin	/s/ Nello Gonfiantini
Ron Throgmartin	Nello Gonfiantini III
Chief Executive Officer

EXECUTION COPY-02-15-2019